Exhibit 4.4

FORM OF CERTIFICATE FOR SHARES OF 6.875%

SERIES D CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES

Number	Shares
CUSIP 709102 701

SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

a Business Trust Formed Under the Laws of the Commonwealth of Pennsylvania

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF 6.875% SERIES D CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES, LIQUIDATION PREFERENCE $25.00 PER SHARE, $0.01 PAR VALUE PER SHARE, OF

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

(the “Trust”), transferable on the books of the Trust by the registered holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Trust Agreement of the Trust (“Trust Agreement”) and the By-laws of the Trust and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Dated:

Secretary	President

Countersigned and Registered:

Wells Fargo Shareowner Services

Transfer Agent and Registrar

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	-as tenants in common -as tenants by the entireties -as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT-	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act of (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

Shares of the 6.875% Series D Cumulative Redeemable Perpetual Preferred Shares, $0.01 par value per share, of the Trust represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                attorney to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.

Dated:
X

X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

The Preferred Shares represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). No Person may Beneficially Own or Constructively Own Shares of any series or class of Preferred Shares in excess of 9.9% in value (or such greater percentage as may be determined by the Board of Trustees) of the outstanding Shares of such series or class. Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Trust. All capitalized terms used in this legend have the meanings set forth in the Trust Agreement, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each Shareholder who so requests. If the restrictions on ownership and transfer are violated, the Preferred Shares represented hereby will be automatically exchanged for Excess Shares which will be held in trust by the Trust.